Exhibit 99

Family Dollar Reports May Sales

MATTHEWS, N.C.--(BUSINESS WIRE)--Family Dollar Stores, Inc. (NYSE: FDO) reported that net sales for the four weeks ended May 31, 2008, increased 4.4% to $545.0 million compared with $522.0 million for the four-week period ended June 2, 2007. Total sales for the four-week period were strongest in the consumables category; sales of apparel were softer. Comparable store sales for the May period increased 1.8%. The Company had 6,545 stores as of May 31, 2008, including 7 new stores opened in the May period.

	FY08 Sales (millions)	Comparable Store Sales Change
May 2008	$545.0	1.8%
Third Quarter	$1,702.2	0.1%
Year-to-date	$5,217.9	-0.3%

June Sales Outlook

The Company expects that comparable store sales in the June period will increase 2% to 4%.

Monthly Sales Reporting Change

Effective as of the beginning of the Company’s 2009 fiscal year (September 2008), the Company will no longer report monthly sales results. The Company will continue to report quarterly sales results in accordance with the Retail Federation reporting calendar.

Cautionary Statements

Certain statements contained in this report are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company’s plans, activities or events which the Company expects will or may occur in the future. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statement. Such risks, uncertainties and other factors include, but are not limited to:

  general economic conditions that could adversely impact consumer spending;
  economic conditions, including inflation and energy prices, that could affect our profitability;
  competitive factors that could limit our sales, growth or profitability;
  increases in comparable store sales and the success of our new store opening program;
  failure of existing or new technology to provide anticipated benefits;
  unusual weather, natural disaster, pandemic outbreaks, political events, war or acts of terrorism;
  our ability to select, obtain and market merchandise attractive to our customers at prices that allow us to profitably sell such merchandise;
  operational difficulties;
  our ability to operate distribution facilities;
  changes in regulations;
  changes in legal, regulatory or accounting guidance that could adversely affect our financial performance;
  higher costs or failure to achieve targeted results associated with the implementation of new programs or initiatives;
  adverse impacts associated with legal proceedings;
  our ability to attract and retain employees; and
  the impact of the economic stimulus package adopted by Congress and currently being implemented.

Consequently, all of the forward-looking statements made by the Company in this and other documents or statements are qualified by these and other factors, risks and uncertainties, including those set forth under “Cautionary Statement Regarding Forward-Looking Statements” or “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed or to be filed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

Third Quarter Earnings Conference Call Information

The Company plans to release third quarter results on Wednesday, July 2, 2008, before the market opens. The Company plans to host a conference call with investors on July 2, 2008, at 10:00 A.M. ET to discuss the results. If you wish to participate, please call (888) 215-0829 for domestic US calls and (706) 634-8796 for international calls at least 10 minutes before the call is scheduled to begin. The conference ID for the conference call is 50816348.

There will also be a live webcast of the conference call that can be accessed at the following link:

http://www.familydollar.com/investors.aspx?p=irhome.

A replay of the webcast will be available at the same address noted above after 2:00 P.M. ET, July 2, 2008.

About Family Dollar

Operating small store locations, Family Dollar is one of the fastest growing discount retail chains in the United States. Beginning with one store in 1959 in Charlotte, North Carolina, the Company currently operates more than 6,500 stores in 44 states. Family Dollar Stores, Inc., a Fortune 500 company, is based in Matthews, North Carolina, and is a publicly held company with common stock traded on the New York Stock Exchange under the symbol FDO. For more information, please visit www.familydollar.com.

CONTACT:
Family Dollar Stores, Inc.
INVESTOR CONTACT:
Kiley F. Rawlins, CFA
704-849-7496
krawlins@familydollar.com
or
MEDIA CONTACT:
Josh Braverman, 704-814-3447
jbraverman@familydollar.com